Exhibit 99.1

TRxADE HEALTH Reports Third Quarter 2021 Financial Results

Third Quarter 2021 Revenue Increased 34.3% over Second Quarter 2021

TAMPA, FL, October 25, 2021 — TRxADE HEALTH, INC. (NASDAQ: MEDS), a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S., today announced its financial results for the third quarter ended September 30, 2021.

Recent Operational Highlights:

●	TRxADE HEALTH continued to expand its drug procurement marketplace nationwide, adding approximately 250 new registered members in the third quarter, bringing the total registered members to over 12,950.

●	Bonum Health, a TRxADE Company, launched pre-paid digital telemedicine passes, providing an innovative new way for uninsured consumers to gain access to vital healthcare services while concurrently streamlining the path for organizations to efficiently gift healthcare to those in need.

●	Attended leading investor conferences nationwide, including the Colliers 5th Annual Investor Conference, the H.C. Wainwright 23rd Annual Global Investment Conference, the Benzinga Virtual Healthcare Conference and the LD Micro Main Event.

Management Commentary

“We saw strong margin improvement as our revenue base returned to the core TRxADE pharmaceutical exchange platform in the third quarter, seeing a drop-off in the one-time personal protective equipment sales recognized in 2020, which were driven by the initial onset of the COVID-19 pandemic,” said Suren Ajjarapu, Chairman and Chief Executive Officer of TRxADE HEALTH. “Our nationwide footprint continues to grow and we have relentlessly focused on exciting new ways to expand proportional wallet-share within our large, growing network of registered users, while better enabling them to service their respect customers – the end-users, further growing their loyalty to their local retail pharmacy.

“Our telehealth subsidiary Bonum Health has continued to grow, building a foundation that we believe we can build upon for years to come – not only offering an advanced telehealth offering, but concurrently allowing consumers to retain their own healthcare data in a secure, compliant manner. This provides an exciting opportunity, leveraging our large, established national footprint of retail partners to drive growth.

“In summary, we are focusing new strategic partnerships to drive forward our core business while diversifying our revenue base and leveraging our existing strengths through Bonum Health. Taken as a whole, we believe we are building an incredibly compelling healthcare ecosystem – allowing consumers access to affordable healthcare while building an exciting value proposition for our shareholders,” concluded Ajjarapu.

Third Quarter 2021 Financial Summary

●	Revenues for the third quarter of 2021 were $2.6 million, as compared to $1.9 million for the second quarter of 2021, and $6.3 million in the same quarter last year. The decrease in revenue compared to last year was primarily a result of one-time, non-recurring sales of personal protective equipment (PPE) in 2020 related to the COVID-19 pandemic that did not continue in 2021.
●	Gross profit in the third quarter of 2021 totaled $1.3 million, or 50.2% of revenues, compared to gross profit of $1.9 million, or 30.5% of revenues, in the same quarter last year. The increase in gross profit margin percentage was a result of fewer lower-margin PPE sales in 2021.
●	Operating expenses in the third quarter of 2021 were $2.6 million, compared to $1.8 million in the same quarter last year, primarily as a result of IT development and marketing investments made in Bonum Health and a bad debt write-off of $630,000 (due to accounts receivable for certain PPE items which were deemed uncollectable).
●	Net loss in the third quarter of 2021 was $(1.3) million, or $(0.16) per basic and diluted share outstanding, compared to a net profit of $0.1 million, or $0.02 per basic share outstanding, in the same quarter last year. The decrease was due in part to non-cash equity compensation expenses and the non-recurring write-down of the value of PPE inventory on-hand in accordance with GAAP accounting rules.
●	Adjusted EBITDA, a non-GAAP financial measure, was $(1.2) million in the third quarter of 2021, compared to $0.7 million in the same quarter last year.[1]
●	Cash and cash equivalents were $3.6 million as of September 30, 2021, compared with $4.5 million as of June 30, 2021.

1Adjusted EBITDA is a non-GAAP financial measure and is described below under “Use of Non-GAAP Financial Information” and is reconciled to its most directly comparable GAAP measure at the end of this release under “Reconciliation of Net Income (Loss) attributable to TRxADE HEALTH, INC., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA”.

Conference Call and Webcast

Management will host a conference call today, Monday, October 25, 2021, at 5:00 p.m. Eastern time to discuss TRxADE HEALTH’s third quarter 2021 financial results. The call will conclude with Q&A from participants.

To participate, please use the following information:

Q3 2021 Conference Call and Webcast

Date: Monday, October 25, 2021

Time: 5:00 p.m. Eastern time

U.S. Dial-in: 1-877-425-9470

International Dial-in: 1-201-389-0878

Conference ID: 13723384

Webcast: http://public.viavid.com/index.php?id=146615

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through November 25, 2021. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally and enter replay pin number 13723384. A webcast will also be available for 30 days on the IR section of the TRxADE HEALTH website or by clicking the webcast link above.

About TRxADE HEALTH, INC.

TRxADE HEALTH (NASDAQ: MEDS) is a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S. The Company operates the TRxADE drug procurement marketplace serving a total of 12,950+ members nationwide, fostering price transparency and under the Bonum Health brand, offering patient centric telehealth services. For info on TRxADE HEALTH, please visit the Company’s IR website at investors.trxadegroup.com.

Use of Non-GAAP Financial Information

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release we also present EBITDA and Adjusted EBITDA which are “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with GAAP. EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense, loss on inventory investment and gain (loss) in equity investment. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are EBITDA and Adjusted EBITDA do not reflect cash expenditures, future requirements for capital expenditures, or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs; and EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments. Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Additionally, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than TRxADE HEALTH, Inc. does, limiting its usefulness as a comparative measure. EBITDA and Adjusted EBITDA are not recognized in accordance with GAAP, are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the section titled “Reconciliation of Net Income attributable to TRxADE HEALTH, INC., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA”, included at the end of this release.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Trxade’s future expectations, plans and prospects, within the meaning of the federal securities laws. In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Trxade, its divisions and concepts to be materially different than those expressed or implied in such statements. These risks include risks relating to the adoption of our MedCheks app by partners and end-users, the apps of other competitors, including governments which may make certain apps mandatory or free, our ability to gain traction for our app in the marketplace, and the continued demand for our app; risks related to our operations not being profitable; claims relating to alleged violations of intellectual property rights of others; our ability to monetize our technological solutions; technical problems with our websites, apps and products; risks relating to implementing our acquisition strategies; challenges to the pharmaceutical supply chain posted by the COVID-19 pandemic and related matters; our ability to manage our growth; negative effects on our operations associated with the opioid pain medication health crisis; regulatory and licensing requirement risks; risks related to changes in the U.S. healthcare environment; the status of our information systems, facilities and distribution networks; risks associated with the operations of our more established competitors; regulatory changes; healthcare fraud; COVID-19, governmental responses thereto, economic downturns and possible recessions caused thereby; risks associated with the market for health passports, adoption thereof, consumer acceptance thereof, and changes in the market for such products; changes in laws or regulations relating to our operations; privacy laws; system errors; dependence on current management; our growth strategy; and others that are included from time to time in filings made by Trxade with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on Trxade’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Trxade cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Investor Relations:

Lucas Zimmerman

Director

MZ Group - MZ North America

(949) 259-4987

MEDS@mzgroup.us

www.mzgroup.us

TRxADE HEALTH, INC.

Consolidated Balance Sheets

September 30, 2021, and December 31, 2020

(unaudited)

	September 30, 2021	December 31, 2020
Assets
Current Assets
Cash	$3,571,889	$5,919,578
Accounts Receivable, net	1,008,816	805,043
Inventory	94,822	1,257,754
Prepaid Assets	435,747	151,248
Deferred Offering Costs	78,000	-
Other Receivables	-	1,087,675
Total Current Assets	5,189,274	9,221,298

Property Plant and Equipment, Net	13,256	162,397

Other Assets
Deposits	21,636	21,636
Right of use leased assets	289,935	387,371

Total Assets	$5,514,101	$9,792,702

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts Payable	$275,220	$256,829
Accrued Liabilities	316,081	219,256
Current Portion Lease Liabilities	63,560	131,153
Customer Deposits	-	10,000
Notes Payables– Related Party	-	225,000
Total Current Liabilities	654,861	842,238

Long Term Liabilities
Other Long-Term Liabilities — Leases	241,945	271,306
Total Liabilities	896,806	1,113,544

Stockholders’ Equity
Series A Preferred Stock, $0.00001 par value shares authorized; none issued and outstanding as of September 30, 2021, and December 31, 2020	-	-
Common Stock, $0.00001 par value; 100,000,000 shares authorized; 8,166,457 and 8,093,199 shares issued and outstanding as of September 30, 2021, and December 31, 2020, respectively	82	81
Additional Paid-in Capital	20,080,310	19,610,631
Accumulated Deficit	(15,463,097)	(10,931,554)
Total Stockholders’ Equity	4,617,295	8,679,158

Total Liabilities and Stockholders’ Equity	$5,514,101	$9,792,702

TRxADE HEALTH, INC.

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2021, and 2020

(unaudited)

	Three months ended		Nine months ended
	2021	2020	2021	2020

Revenues	$2,550,046	$6,332,269	$7,501,535	$15,128,226

Cost of Sales	1,269,005	4,402,967	3,995,792	9,554,016
Gross Profit (Loss)	1,281,041	1,929,302	3,505,743	5,574,210

Operating Expenses
Loss on Inventory Investment	1,285	-	1,226,426	-
General and Administrative	2,575,882	1,783,481	6,789,286	5,775,439

Operating Income (Loss)	(1,296,126)	145,821	(4,509,969)	(201,229)

Interest Expense	(5,622)	(7,430)	(21,574)	(22,664)
Net Income (Loss)	$(1,301,748)	$138,391	$(4,531,543)	$(223,893)

Net (Loss) Income per Common Share – Basic and Diluted:	$(0.16)	$0.02	$(0.56)	$(0.03)

Weighted average Common Shares Outstanding – Basic and Diluted	8,163,522	8,063,043	8,126,689	7,572,954

TRxADE HEALTH, INC.

Consolidated Statements of Cash Flows

For the Nine months ended September 30, 2021, and 2020

(unaudited)

	2021	2020

Operating Activities:
Net Income (Loss)	$(4,531,543)	$(223,893)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation Expense	5,250	3,750
Options expense	191,305	372,900
Warrant Expense	21,640	149,158
Common Stock Issued for Services	239,913	1,178,113
Bad Debt Expense	616,215	35,539
Loss on Inventory Investments	1,226,426	137,155
Amortization of right of use asset	97,436	60,600
Changes in operating assets and liabilities:
Accounts Receivable	(819,988)	(277,971)
Prepaid Assets and other Current Assets	(284,499)	(150,219)
Inventory	1,162,932	(1,727,482)
Deferred Offering Costs	(78,000)	-
Deposits for Inventory Purchases	-	(1,081,250)
Other Receivables	5,140	-
Lease Liability	(96,954)	(64,522)
Accounts Payable	18,391	(98,422)
Customer Deposits	(10,000)	-
Accrued Liabilities and Other Liabilities	96,825	187,293
Net Cash used in operating activities	(2,139,511)	(1,499,251)

Investing Activities:
Purchase of Fixed Assets	-	(23,505)
Net Cash used in Investing activities	-	(23,505)

Financing Activities:
Repayment of Promissory Notes – Related Party	(225,000)	-
Stock Issuance Costs	-	(732,355)
Proceeds from exercise of Warrants	15,001	36,255
Proceeds from exercise of Stock Options	1,821	501
Proceeds from Issuance of Common Stock	-	5,994,424
Net Cash provided by (used in) financing activities	(208,178)	5,298,825

Net increase (decrease) in Cash	(2,347,689)	3,776,069
Cash at Beginning of the Period	5,919,578	2,871,694
Cash at End of the Period	$3,571,889	$6,647,763

Supplemental Cash Flow Information
Cash Paid for Interest	$26,321	$5,789
Cash Paid for Income Taxes	$-	$-
Non-Cash Transactions
Remeasurement of ROU Assets and Lease Liability for Nonrenewal of Lease	$-	$384,110

Reconciliation of Net Income (Loss) attributable to TRxADE HEALTH, INC., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Net Income (loss) attributable to TRxADE HEALTH, INC.	$(1,301,748)	$138,391	$(4,531,543)	$(223,893)
Add (deduct):
Interest, net	5,622	7,430	21,574	22,664
Depreciation and amortization	1,750	1,250	5,250	3,750
EBITDA	(1,294,376)	147,071	(4,504,719)	(197,479)
Add (deduct):
Loss on Inventory Investment	1,285	-	1,226,426	-
Loss on Uncollectible Notes Receivable	630,000	-	630,000	-
Stock-based compensation	117,065	524,018	452,858	1,700,170
Adjusted EBITDA *	$(546,026)	$671,089	$(2,195,435)	$1,502,691

*	EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. See also “Use of Non-GAAP Financial Measures”, above.